UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported):	September 28, 2018

              PERMA PIPE INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18370	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  6410 West Howard Street, Niles, Illinois 60714
(Address of principal executive offices, including zip code)

  (847) 966-1000
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of September 28, 2018, Karl J. Schmidt, the Vice President and Chief Financial Officer of Perma-Pipe International Holdings, Inc. (“Company”) agreed to voluntarily retire effective as of October 31, 2018. On October 1, 2018, D. Bryan Norwood was initially appointed as the Company’s Vice President-Finance and effective November 1, 2018, the Company’s new Vice President and Chief Financial Officer.
Mr. Norwood, age 63, most recently served from March 2018 until his new position with the Company as the interim corporate controller with Key Energy Services, Inc., a publicly-traded oilfield service company. From 2014 until March 2018, Mr. Norwood was the chief financial officer of API Perforating, Inc., an energy services company. Prior thereto, from 2012 until 2014, Mr. Norwood was the chief financial officer of Dupre’ Energy Services, LLC, an energy services company.
In connection with Mr. Norwood’s employment, he entered into an Employment Agreement with the Company on October 1, 2018 (“Employment Agreement”) that provides that he will be entitled to receive an initial annual base salary of $250,000 and an initial short-term annual incentive bonus opportunity with a target incentive set at 50% of his base salary (pro-rated for the Company’s fiscal 2019). In addition, Mr. Norwood will also be eligible to receive a long-term incentive grant of restricted stock with a target annual award of 33% of his base salary, with pro-rata vesting of such award over a three-year period. The Employment Agreement is for an initial term of two years, with automatic one-year renewal provisions unless not renewed prior thereto by either party.
In connection with Mr. Schmidt’s retirement as the Company’s Vice President and Chief Financial Officer effective October 31, 2018, the Company and Mr. Schmidt entered into a letter agreement on September 28, 2018 (“Letter Agreement”) that provided Mr. Schmidt with the following mutually agreed upon retirement benefits: (i) a six-month continuation after his retirement date of his annual base salary totaling $163,400; (ii) a pro-rated payment of his fiscal 2019 annual incentive bonus of $134,805, payable over a six-month period after his retirement date; (iii) a payment of $36,311 for his long-term incentive restricted stock awards that were otherwise scheduled to vest in 2019; and (iv) a payment of $6,400 to cover the employer portion of his COBRA premiums for six months.

The foregoing summaries do not purport to be a complete description of the terms of Mr. Norwood’s Employment Agreement or Mr. Schmidt’s Letter Agreement and are qualified in their entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and the Letter Agreement, a copy of which is attached as Exhibit 10.2.

Item 8.01    Other Events.
On October 1, 2018, the Company issued a press release announcing the retirement of Mr. Schmidt as Vice President and Chief Financial Officer of the Company and the appointment of Mr. Norwood as the Company’s Vice President of Finance and, upon Mr. Schmidt’s retirement, the Company’s new Vice President and Chief Financial Officer. Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.    The following exhibits are being filed herewith:

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated October 1, 2018, by and between the Company and D. Bryan Norwood.
10.2	Letter Agreement, dated September 28, 2018, by and between the Company and Karl J. Schmidt.
99.1	Press Release, dated October 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PERMA PIPE INTERNATIONAL HOLDINGS, INC.

Date: October 1, 2018                By: /s/ David Mansfield
David Mansfield
Chief Executive Officer